EXHIBIT 5
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                        Form of Opinion of Stevens & Lee

                                November 5, 1998


Board of Directors
Patriot Bank Corp.
First Lehigh Corporation

     Re:  Registration Statement on Form S-4
          (SEC File No. 333-65045)

Gentlemen:

     In connection with the proposed Consolidation by Patriot Bank Corp. ("Patriot") and First Lehigh Corporation ("FLC") into a new holding company (the "Holding Company") and the issuance of up to 7,691,771 shares of the Holding Company's common stock, no par value (the "Common Stock"), covered by the joint Registration Statement on Form S-4 (No. 333-65045) of Patriot and FLC (the "Registration Statement") we have reviewed the following:

     1. the Articles of Consolidation;

     2. the Articles of Incorporation of the Holding Company;

     3. the bylaws of the Holding Company;

     4. the Registration Statement; and

     5. copies of the certificates representing shares of the Common Stock.

     Based upon our review of such documents it is our opinion that:

     1. Upon filing of the Articles of Consolidation in the Department of State of the Commonwealth of Pennsylvania and the Department of State of the State of Delaware, the Holding Company will be duly incorporated under the laws of the Commonwealth of Pennsylvania and will be validly existing and in good standing under the laws of such Commonwealth.


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Board of Directors
October __, 1998
Page 2


     2. The 7,691,771 shares of Common Stock covered by the Registration Statement will have been duly authorized and when issued in exchange for the common stock of Patriot and the common stock and preferred stock of FLC pursuant to the terms described in the Registration Statement, will be legally issued by the Holding Company and fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to us under the heading "Legal Matters" in the related prospectus/proxy statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.


                                                       Very truly yours,

                                                       /s/ Stevens & Lee
                                                       -----------------
                                                       STEVENS & LEE

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